EXHIBIT 4.10


                          SECURITY AGREEMENT

    This Security Agreement (the "Agreement") is dated as of January 15, 2004, between Digital Fusion, Inc., a Delaware corporation (the "Debtor"), and Roy E. Crippen, III (the "Secured Party").

                              Background

    The Secured Party has agreed to make a loan to the Debtor as evidenced by a Promissory Note in the principal amount of $136,580.32 dated January 15, 2004 (the "Note"). The Note is subject to a
Subordination Agreement among the Secured Party, the Debtor and Laurus Master Fund, Ltd. dated January 15, 2004 (the "Subordination
Agreement").

    Subject to the Subordination Agreement, the Debtor has agreed to grant the Secured Party a security interest in property currently owned or later acquired by the Debtor to secure the prompt payment and performance of all liabilities, obligations, and indebtedness of the Debtor under the Note.

                                 Terms

    In consideration of the foregoing, the Secured Party and the Debtor agree as follows:

    1. Grant of Security Interest. To secure the due and punctual payment of the obligations under the Note and all extensions or renewals of the Note, including without limitation all costs and expenses (including reasonable attorneys' fees) incurred in collecting amounts due, the Debtor grants to the Secured Party a security interest in all tangible and intangible personal property of the Debtor, whether now owned or hereafter acquired by the Debtor, or in which the Debtor may now have or hereafter acquire an interest, including without limitation, all accounts, inventory, equipment, goods, documents, instruments (including without limitation, promissory notes), contract rights, general intangibles (including without limitation, payment intangibles), chattel paper, supporting obligations, investment property, letter-of-credit rights, trademarks and tradestyles, and in all proceeds and products of such property in any form (collectively, the "Collateral").

    2. Representations and Warranties. The Debtor represents and warrants as follows:

    a. The execution, delivery and performance of this Agreement are within the Debtor's corporate powers, have been duly authorized, are not in contravention of law or the terms of the Debtor's charter or bylaws, or any indenture, agreement, or undertaking to which the Debtor is a party or by which it is bound.

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    b. On demand, the Debtor will execute and deliver to the Secured
Party such financing statements and other papers, and do all acts, as in the reasonable judgment of the Secured Party may be necessary or appropriate to establish and maintain a valid and prior security interest in the Collateral.

    c. The Debtor will pay when due all taxes and assessments and will discharge any liens on or affecting the Collateral or its use. If the Debtor fails so to do, the Secured Party may at its option pay or discharge the same, unless the Debtor is contesting such taxes, assessments, or liens, and the Debtor will reimburse the Secured Party on demand for any such payment, and if payment is delayed then with interest, which shall begin to accrue beginning five business days after the date of demand at the highest rate allowable by law.

    d. The Debtor has obtained the written consent of Laurus Master Fund, Ltd. to the transactions contemplated by the Note, the Subordination Agreement and this Agreement.

    3. Default. The Debtor will be in default on the occurrence of any of the following events or conditions (hereafter called an "Event of Default"):

    a. Any default by the Debtor under the Note, or any failure to perform any of the agreements of the Debtor contained in this Agreement;

    b. The filing of any petition under the Bankruptcy Code, or any similar federal or state statute, by or against the Debtor;

    c. The filing of an application for the appointment of a receiver for, the making of a general assignment for the benefit of creditors by, or the insolvency of the Debtor;

    d. The issuing of any attachment or garnishment or the filing of any lien against any property of the Debtor; or

    e. The taking of possession of any substantial part of the property of the Debtor at the instance of any governmental authority.

    4. Remedies on Default. On occurrence of an Event of Default, the Secured Party may, at any time after the Event of Default, declare all or any of the obligations under the Note immediately due and payable. The Secured Party will have, in addition to all its other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code. In exercising its remedies, the Secured Party shall comply with all applicable requirements of the Uniform Commercial Code, including the exercise of commercial reasonableness in connection with any disposition of the Collateral. The remedies of the Secured Party under this Agreement are cumulative, and the exercise of any one or more of them shall not constitute a general election of remedies. Nothing in this Agreement shall limit the Secured Party's right to pursue a judgment on any deficiency that may exist after the exercise of any remedy granted in this Agreement.

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    5. Waiver. No act, delay, omission, or course of dealing between the Secured Party and the Debtor shall be a waiver of any of the Secured Party's rights or remedies under this Agreement, and no waiver, change, modification, or discharge in whole or in part of this Agreement or of any obligation will be effective unless in a writing signed by the Secured Party. A waiver by the Secured Party of any rights or remedies under the terms of this Agreement or with respect to any obligation on any occasion will not be a bar to the exercise of any right or remedy on any subsequent occasion. All rights and remedies of the Secured Party hereunder are cumulative and may be exercised singly or concurrently, and the exercise of any one or more of them will not be a waiver of any other.

    6. Power of Attorney. The Debtor appoints the Secured Party as its attorney, with power to execute such documents on the Debtor's behalf and to supply any omitted information and correct patent errors in any documents executed by the Debtor or on the Debtor's behalf; to file financing statements against the Debtor covering the Collateral; to sign the Debtor's name on public records; and to do all other things the Secured Party deems necessary, appropriate or convenient, in his sole discretion, to carry out this Agreement. The Debtor ratifies and approves all acts of the attorney and neither the Secured Party nor the attorney will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law. This power being coupled with an interest, is irrevocable so long as any amount under the Note remains unpaid. Notwithstanding the foregoing, the Secured Party will not exercise any rights contemplated by this paragraph unless an Event of Default has occurred and the Debtor otherwise fails (following the request of the Secured Party) to execute any such documents, supply any such information, correct any such errors, sign the Debtor's name on any such financing statements or do such other things as the Secured Party may deem necessary to carry out this Agreement.

    7. Subordination Agreement. This Agreement is subject to the
Subordination Agreement and the terms of the Subordination Agreement are incorporated by reference.

    8. Notice. All notices, requests, demands, claims and other communications under this Agreement shall be in writing, and sent (a) by registered or certified mail, return receipt requested, postage prepaid, or (b) by nationally recognized overnight courier, to the intended recipient as set forth below:

If to the Secured Party:                    Copy to:

Mr. Roy E. Crippen, III                     Digital Fusion, Inc.
317 Woodcliff Rd., SE                       4940-A Corporate Drive
Huntsville, AL 35801                        Huntsville, AL 35805
                                            Attn:  Roy Crippen

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If to the Debtor:                 Copy to:

Digital Fusion, Inc.              Holland & Knight LLP
4940-A Corporate Drive            P.O. Box 1288
Huntsville, Alabama  35805        Tampa, Florida 33601-1288
Phone:  (973) 227-7783            Phone: (813) 227-8500
Attn:  Elisa Means                Attn:  Richard B. Hadlow, Esq.


    9. Termination. This Agreement and the security interest of the Secured Party under it shall terminate when the Note is paid in full.

    10. Binding Effect; Assignment. This Agreement shall be binding on, and shall inure to the benefit of the parties and their heirs, successors, assigns, and legal or personal representatives but shall not be assigned by either party without the prior written consent of the other party.

    11. Modification. This Agreement cannot be modified or amended except by a written agreement signed by or on behalf of each of the parties to this Agreement.

    12. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

    13. Headings. The titles and headings preceding the text of the paragraphs and other parts of this Agreement have been inserted solely for convenience of reference and do not constitute a part of this Agreement or affect its meaning, interpretation, or effect.

    14. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of Alabama, without respect to principles of conflicts of laws.



                   [signatures appear on next page]


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    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


DIGITAL FUSION, INC.

By:  /s/  Jeffrey L. Williams
   -----------------------------------------
Name:   Jeffrey L. Williams
     ---------------------------------------
Title:  Vice President
      --------------------------------------



         /s/ Roy E. Crippen, III
--------------------------------------------
Roy E. Crippen, III


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